Exhibit 107

Calculation of Filing Fee Tables

Form 1

(Form Type)

Ryde Group Ltd

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly and Carry Forward Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share(1)		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee

Equity	Class A Ordinary shares, US$0.0002 par value per share	Rule 457(o)	1,132,242	(1)	US$	7.15	US$	8,095,530.30	US$	0.00014760	US$	1,194.90
	Total Offering Amounts						US$	8,095,530.30			US$	1,194.90
	Total Fee Offsets											-
	Net Fee Due										US$	1,194.90

(1)	The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices for the Registrant’s Class A ordinary shares as quoted on the NYSE American on May 15, 2024 which is within five (5) business days prior to the date of this Registration Statement.